EXHIBIT 99.1

2023 Director Election Report

November 27, 2023

Dear Stockholder:

We are pleased to announce as follows:

First, Mr. Robert M. Fisher, President and Chief Executive Officer, Tioga State Bank, Spencer, New York, and Mr. Anders M. Tomson, President and Chief Executive Officer, Chemung Canal Trust Company, Elmira, New York were both elected by the FHLBNY's eligible New York members to serve on the FHLBNY's Board as Member Directors representing New York for four year terms of office commencing on January 1, 2024 and ending on December 31, 2027.

A total of 221 FHLBNY members in New York were eligible to vote in this election. Of this number, 111 members voted, representing 50.2% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New York Member Directorships was 11,640,021. Mr. Fisher received 4,243,232 votes and Mr. Tomson received 3,852,709 votes.

In addition, Mr. William J. Turner, Jr., Senior Vice President, Metropolitan Life Insurance Company, New York, New York, Mr. D. Scott N. Warman, Senior Executive Vice President and Treasurer, Manufacturers and Traders Trust Company, Buffalo, New York, Ms. Michele Dean, President and Chief Executive Officer, Suffolk Federal Credit Union, Medford, New York, Mr. Eben Sheaffer, Chief Financial Officer, Inclusiv, Inc., New York, New York and Ms. Shawn Wolbert, President and Chief Executive Officer, GHS Federal Credit Union, Binghamton, New York were on the ballot; they received 1,851,713, 1,666,666, 882,870, 672,326 and 552,109 votes, respectively.

Next, eligible members throughout the FHLBNY's membership district (New York, New Jersey, and Puerto Rico & the U.S. Virgin Islands elected Ms. Carolyn Bosher Maloney, Former Congresswoman, New York, New York and re-elected Ms. Ángela Weyne, Former Commissioner of Insurance of the Commonwealth of Puerto Rico, San Juan, Puerto Rico to serve as Independent Directors on the FHLBNY's Board for four year terms of office each commencing on January 1, 2024 and ending on December 31, 2027. Ms. Weyne currently serves on the FHLBNY's Board; her term expires on December 31, 2023. Ms. Weyne will continue to serve as an Independent Director and Ms. Maloney will serve as a Public Interest Independent Director.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM

A total of 326 FHLBNY members were eligible to vote in the Independent Director election. Of this number, 147 members voted in this election, representing 45.1% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 14,192,302. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes (i.e., 2,838,460 votes), and this threshold was passed by both candidates:

•	Ms. Maloney received 7,096,017 votes, representing 50.0% of the total number of eligible votes.

•	Ms. Weyne received 6,953,442 votes, representing 49.0% of the total number of eligible votes.

Biographical information provided by all of the Directors elected in 2023 to serve on the Board with terms commencing on January 1, 2024 is included below for your information.

Thank you for participating in this year's director election process, which was our fifth electronic election. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/

José R. González

President and Chief Executive Officer

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BIOGRAPHICAL INFORMATION REGARDING FEDERAL HOME LOAN BANK OF

NEW YORK DIRECTORS WHOSE TERMS WILL COMMENCE ON

JANUARY 1, 2024

Mr. Fisher is Chairman, President and Chief Executive Officer of Tioga State Bank, N.A., an FHLBNY member, and its holding company, TSB Services, Inc. A fifth-generation community banker, Mr. Fisher began working at Tioga State Bank during the summers of high school and college. He has worked in the bank full time in various positions since 1992, after returning from service in the United States Air Force as a navigator, and became President and CEO in 2003. In addition to his work at the bank, Mr. Fisher has committed himself to advocacy on behalf of the community banking industry as an engine of local prosperity. He served as chairman of the Independent Community Bankers of America (ICBA) in 2021 and 2022 and continues to serve the organization in numerous leadership roles. He is a member of the Executive Committee, Board of Directors, and Federal Delegate Board. He serves on a number of other committees, including the Nominating, Policy Development, ThinkTECH Selection, and Consumer Financial Services committees. Mr. Fisher testified before Congress on behalf of ICBA on three occasions between 2017 and 2021 on issues of importance to the industry, including regulatory relief and the Paycheck Protection Program. As a member of ICBA’s FHLB Task Force, Mr. Fisher was active in developing and articulating the group’s policy toward the Federal Home Loan Banks. In addition to ICBA, Mr. Fisher has been active at the state level as a current board member and past chairman of the Independent Bankers Association of New York State. He has served on the New York Bankers Association Board of Directors and chaired committees, including the Retail and Small Business Committee and New York Bankers Service Corporation. Mr. Fisher also served on the New York State Banking Board from 2007 to 2011. In addition to his banking affiliations, Fisher is a current board member and recent chairman of the Lourdes Ascension Hospital in Binghamton, NY. He sits on the board and audit committee of Pursuit, formerly known as the New York Business Development Corporation. Mr. Fisher also founded and serves as President of the TSB Foundation, a charitable foundation dedicated to supporting organizations that improve quality of life in the communities of the Southern Tier of New York and northern Pennsylvania. Mr. Fisher holds a BS in Finance from the University of Notre Dame and is a graduate of the Stonier Graduate School of Banking.

Ms. Maloney served for over three decades as a member of the U.S. House of Representatives (1993-2023). During that time, she rose to become a nationally recognized leader in the fields of financial services, national security, the economy, and women’s issues. Ms. Maloney was the first woman to Chair the powerful House Committee on Oversight and Reform and previously was the first woman to chair the Joint Economic Committee. She was a senior member of the House Financial Services Committee and chaired the Subcommittee on Financial Institutions and Consumer Credit (110th Congress). She was also the Ranking Member (the title given to the highest-ranking Democrat when Republicans control Congress) of the Subcommittee on Financial Institutions and Consumer Credit (112th Congress), the Subcommittee on Capital Markets, Securities and Investment (115th Congress), the Subcommittee on Capital Markets and Government Sponsored Enterprises (113th and 114th Congresses), and the Subcommittee on Domestic Monetary Policy, Technology, and Economic Growth (107th, 108th and 109th Congresses). She served on the conference committee for the historic Dodd-Frank financial reforms, where she led the effort to pass numerous amendments. Throughout her time in Congress, Ms. Maloney served on the Subcommittee on Housing, Community Development and Insurance. She authored and passed more than 81 measures, either as stand-alone bills or as measures incorporated into larger legislation packages, 14 of which were signed into law at formal Presidential Signing Ceremonies that are generally reserved for the most significant bills. Her many legislative achievements included landmark legislation such as (i) the James Zadroga 9/11 Health and Compensation Act (and reauthorizations thereof) that ensured all those suffering health ailments resulting from the toxic chemicals released when the towers were destroyed by terrorists on 9/11 receive the medical care and compensation they need and deserve, (ii) the Postal Service Reform Act and (iii) the Credit CARD Act, which has saved consumers roughly $10 billion a year. Ms. Maloney was the first woman to represent the Upper East Side on the New York City Council (1983-1993), where she created and chaired the City Council Contracts Committee. She was a vigilant watchdog examining the city budget for waste, fraud, and abuse, and she authored the law that created the city’s widely hailed VENDEX system that made city contracts more transparent. She wrote legislation for campaign finance reform and fought to establish inclusive family leave policies. Ms. Maloney graduated from Greensboro College in 1968 and now holds four honorary doctorates. Her work has received numerous awards and honors including the Chamber of Commerce Outstanding Service Award, the Business and Professional Women’s Club of New York State Outstanding Legislator Award and the Thought Leaders in Business Award. Ms. Maloney is currently the Eleanor Roosevelt Distinguished Leader in Residence at Hunter College’s Roosevelt House Public Policy Institute and a Managing Director of the Metropolitan Opera and a member of the Board of Directors of several non-profit organizations. She is a member of Women’s Forum Inc., the Council on Foreign Relations, the Financial Women’s Association, and the National Association of Business and Professional Women.

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Mr. Tomson has been President and Chief Executive Officer of FHLBNY member Chemung Canal Trust Company (CCTC) and its holding company Chemung Financial Corporation (CFC) since December, 2016. From July 2015 to December 2016, Anders held the title of President and Chief Operating Officer of the bank. From 2010 to November 2016, he also served in the role of President of Capital Bank, and was instrumental in facilitating the 2011 merger and integration of Capital Bank by CCTC and its market penetration into the Capital Region of the State. Anders leads the CCTC Executive Management Team and is a Director on the boards of CCTC and Chemung Financial Corporation, the bank’s parent holding company. CCTC, headquartered in Elmira, is New York State’s oldest locally-owned and managed community bank. Founded in 1833, CCTC is a full-service financial institution, with over 330 employees working from 31 offices in 14 New York counties and Bradford County, PA. At December 31, 2022, the bank reported $2.6 billion in assets. CCTC also provides a full-service Wealth Management division, which at December 31, 2022 included $2.1 billion in assets under management or administration. CCTC is the wholly owned subsidiary of Chemung Financial Corporation, a publicly traded corporation (Nasdaq: CHMG). CFC is also the parent of both CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and CCTC Funding Corp., a real estate investment trust, where Mr. Tomson also holds seats as President and CEO. Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada, also falls under the CFC umbrella. Prior to joining CCTC and Capital Bank, Anders was the Division Executive for commercial real estate in New York State for RBS Citizens Bank. Anders began his commercial real estate lending career for the Community Preservation Corporation (CPC) where he last served as Senior Vice President and Regional Director. A certified Community Development Financial Institution (CDFI), CPC is a New York City based not-for profit affordable housing and community revitalization finance company. CPC delivers mortgage capital, invests equity and provides technical assistance for the development and preservation of low-, moderate- and middle-income housing primarily in New York State, New Jersey, and Connecticut, but also throughout the country utilizing its Mortgage Company platform. Throughout his career, Anders has been very involved in healthcare, economic and community development initiatives throughout New York State. Currently, Anders is involved in board or advisory capacities with Southern Tier Economic Growth, Independent Bankers Association of New York State, New York Bankers Association, Arnot Ogden Medical Center, Capitalize Albany Corporation, Community Preservation Corporation, Albany Medical Center, the Albany Medical Center Foundation, and the Corning Community College President’s Advisory Council. Anders graduated from Cornell University with a Bachelor of Arts in 1989.

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Ms. Weyne was the Commissioner of lnsurance for the Commonwealth of Puerto Rico from January 2013 through December 2016, appointed by former Governor Alejandro Garcia Padilla. While Commissioner, Ms. Weyne served as Vice President of the board of the Puerto Rico State Insurance Fund Corporation and of the Puerto Rico Health Insurance Administration, and she presided over the board of the Puerto Rico Automobile Accident Compensation Administration. She was also a member of various committees of the National Association of Insurance Commissioners and also a member of the Association of Latin American Insurance Superintendents Association. Ms. Weyne’s accomplishments during her over 40 years of experience in the insurance sector, which started as an actuary in the Office of the Commissioner of Insurance, have included presiding a premium finance company, a claims adjusting firm, a managing general agent of which she later became owner, and presidencies of both life and disability and property and casualty companies and the presidency of the largest bank owned insurance agency in Puerto Rico. She was also president of the first reinsurance company incorporated in Puerto Rico and served as president of two health maintenance organizations. Ms. Weyne received her bachelor’s degree in mathematics from the University of Puerto Rico, where she also taught mathematics. Among the entities where she has served as a board member are the Puerto Rico Chamber of Commerce, the Puerto Rico Association of Insurance Companies, the Universidad Central del Caribe, the Trust of the Supreme Court of Puerto Rico, the Puerto Rico Chapter of the World Presidents Organization as well as the Tourism Scholarship Foundation and the School of Architecture of the University of Puerto Rico, and the MMM Foundation, where she served as the Board Chair in 2022). She has also received numerous awards and recognitions such as the Top Management Award from the Sales and Marketing Association of Puerto Rico, Outstanding Woman in Business Award from the Puerto Rico Chamber of Commerce, Outstanding Woman Award from the Girl Scouts of America, and Successful Woman of the Year Award from El Nuevo Dia Newspaper. She was also named National Judge for the Ernst & Young Entrepreneur of the Year Award program. Presently, Ms. Weyne is a consultant and serves as a member of the advisory board of Rafael J. Nido, Inc.

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